                                                                    Exhibit 99.1

                         CONSENT OF DIRECTOR DESIGNEE

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him as a future director of ProVantage Health Services, Inc., in the Prospectus included in this Registration Statement.

                                       /s/ Jeffrey C. Girard
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                                       Jeffrey C. Girard